Exhibit 99.1

Clinical Study Results Featuring Trovagene's Precision Cancer Monitoring Platform to be Presented at the AACR Annual Meeting 2016

High clinical sensitivity and longitudinal monitoring of KRAS mutations across multiple cancer types demonstrated in urine

SAN DIEGO, March 24, 2016 /PRNewswire/ -- Trovagene, Inc. (NASDAQ: TROV), a developer of cell-free molecular diagnostics, announced today that clinical results for the Company's Precision Cancer Monitoring® platform will be presented by Dr. Takeo Fujii of the University of Texas MD Anderson Cancer Center at the American Association for Cancer Research (AACR) Annual Meeting 2016.

Presentation details:

Circulating Tumor DNA Assay Performance for Detection and Monitoring KRAS Mutations in Urine from Patients with Advanced Cancers

  Presenter: Takeo Fujii, M.D., MD Anderson Cancer Center
  Tuesday, April 19, 2016 8:00am – 12:00pm CST, Circulating Biomarkers 2
  Colorectal, non-small cell lung, pancreatic, and ovarian cancers studied

"The ability to detect clinically-validated oncogene mutations in multiple cancer types can be extremely useful for selecting precision treatment options for patients with advanced disease," stated Dr. Filip Janku, M.D. Ph.D., Assistant Professor, Department of Investigational Therapeutics, Division of Cancer Medicine at MD Anderson Cancer Center. "At the recommended volume requirements, Trovagene's test platform continues to demonstrate high sensitivity for mutation detection, and offers the ability to quantitatively monitor late-stage cancer patients with a urine sample."

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine. The Company's technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene's Precision Cancer Monitoring® platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend," or other similar terms or expressions that concern Trovagene's expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any medical diagnostic tests under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that our Precision Cancer Monitoring® platform will be utilized by oncologists or prove to be commercially successful. Trovagene does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Trovagene's Form 10-K for the year ended December 31, 2015 and its other periodic reports filed with the Securities and Exchange Commission.

Trovagene Contacts

Investor Relations	Media Relations
David Moskowitz and Amy Caterina Investor Relations	Jody LoMenzo Corporate Practice Counsel
Trovagene, Inc.	Inventiv Health Public Relations
858-952-7593	212-364-0458
ir@trovagene.com	Jody.LoMenzo@inventivhealth.com

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